THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
DECEMBER 31, 2011

	Initial Costs to the Partnership					Gross Amount at Which Carried at Close of Year
Description	Encumbrances at 12/31/11		Land	Building & Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building & Improvements	Total		Year of construction	Date Acquired
Properties:
Office Building
Lisle, IL	None		1,780,000	15,743,881	8,882,861	1,949,206	24,457,536	26,406,742		1985	Apr., 1988
Garden Apartments
Raleigh, NC	8,995,044	b	1,623,146	14,135,553	1,070,400	1,817,119	15,011,980	16,829,099		1995	Jun., 1995
Hotel
Lake Oswego, OR			1,500,000	6,508,729	2,983,740	1,500,000	9,492,469	10,992,469		1989	Dec., 2003
Office Building
Brentwood, TN	None		1,797,000	6,588,451	6,758,681	1,855,339	13,288,793	15,144,132		1982	Oct., 1995
Office Building
Beaverton , OR	None		816,415	9,897,307	2,774,419	845,887	12,642,254	13,488,141		1995	Dec., 1996
Office Complex
Brentwood, TN	None		2,425,000	7,063,755	3,461,420	2,463,601	10,486,574	12,950,175		1987	Oct., 1997
Retail Shopping Center
Hampton, VA	5,586,902		2,339,100	12,767,956	3,102,905	4,839,418	13,370,543	18,209,961		1998	May, 2001
Retail Shopping Center
Westminster, MD			3,031,735	9,326,605	2,718,785	3,031,735	12,045,390	15,077,125		2005	June, 2006
Retail Shopping Center
Ocean City, MD	18,882,325		1,517,099	8,495,039	13,893,645	1,524,555	22,381,228	23,905,783		1986	Nov., 2002
Garden Apartments
Austin, TX			2,577,097	20,125,169	169,894	2,577,097	20,295,063	22,872,160		2007	May, 2007
Retail Shopping Center
Dunn, NC	None		586,500	5,372,344	470,630	385,559	6,043,915	6,429,474		1984	Aug., 2007
Garden Apartments
Charlotte, NC			1,350,000	12,184,750	457,802	1,356,620	12,635,932	13,992,552		1998	Sep., 2007

	33,464,271		21,343,092	128,209,539	46,745,182	24,146,136	172,151,677	196,297,813	a

		2011	2010	2009

a	Balance at beginning of year	194,140,941	211,091,543	245,808,214
	Improvements, etc.	2,156,872	3,415,791	3,385,840
	Sale	—	(20,366,393)	(38,102,511)

	Balance at end of year	196,297,813	194,140,941	211,091,543

b	Net of an unamortized discount of $4,956

Report of Independent Registered Public Accounting Firm on
Financial Statement Schedules

To the Partners of
The Prudential Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated March 6, 2012 appearing in the Annual Report on Form 10-K also included an audit of the financial statement schedules exhibited in this Form S-1.
In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
New York, New York
March 19, 2012